Exhibit 99.2

Teknova Announces Pricing of $40 Million Public Offering of Common Stock

HOLLISTER, CA – October 20, 2026 – Alpha Teknova, Inc. (“Teknova”) (Nasdaq: TKNO), a leading producer of critical reagents for the discovery, development, and commercialization of novel therapies, vaccines, and molecular diagnostics, today announced the pricing of its underwritten public offering of 8,000,000 shares of its common stock at a price to the public of $5.00 per share. The gross proceeds from the offering, before deducting underwriting discounts and commissions and offering expenses, are expected to be $40 million. Teknova has also granted the underwriters a 30-day option to purchase up to 1,200,000 additional shares of its common stock. All of the shares of common stock in the offering are to be sold by Teknova. The offering is expected to close on or about October 22, 2026, subject to the satisfaction of customary closing conditions.

TD Cowen and William Blair are acting as joint book-running managers for the proposed offering. Craig-Hallum is acting as lead manager. Stephens Inc. and Roth Capital Partners are acting as co-managers. Perrella Weinberg Partners is serving as financial adviser to Teknova.

Teknova currently intends to use the net proceeds from this offering for general corporate purposes, including potentially the repayment of outstanding debt obligations. Teknova may use a portion of the net proceeds to acquire or invest in other businesses, products, and technologies that are complementary to its own, although Teknova has no current commitments or arrangements to do so.

The public offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-288613), previously filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2025, and declared effective on July 16, 2025. The securities may be offered only by means of a prospectus and prospectus supplement that form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to and describing the terms of the offering have been filed with the SEC and are available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, and when available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering, may also be obtained by contacting TD Securities (USA) LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at TDManualrequest@broadridge.com; or William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at 1-800-621-0687, or by email at prospectus@williamblair.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Teknova

Teknova makes solutions possible. Since 1996, Teknova has been innovating the manufacture of critical reagents for the life sciences industry to accelerate the discovery and development of novel breakthroughs that will help people live longer, healthier lives. We offer fully customizable solutions for every stage of the workflow, supporting industry leaders in genomics, molecular diagnostics, and emerging therapeutic modalities. Our fast turnaround of high-quality agar plates, microbial culture and cryopreservation media, buffers and reagents, and water helps our customers scale seamlessly from RUO to GMP. Headquartered in Hollister, California, with over 180,000 square feet of state-of-the-art facilities, Teknova’s modular manufacturing platform was designed by our team of scientists, engineers, and quality control experts to efficiently produce the foundational ingredients for the discovery and commercialization of next-generation therapies.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding Teknova’s expectations on the timing and completion of the offering and the anticipated use of proceeds therefrom. Forward-looking statements can often be identified by such words as “will,” “expects,” “plans,” “believes,” “intends,” “estimates,” “projects,” “continue,” “potential” or other similar words or expressions. Forward-looking statements are based on Teknova’s current expectations. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks and uncertainties associated with market and other conditions and the satisfaction of customary closing conditions related to the proposed public offering and other risks that are described in Teknova’s most recent periodic reports filed with the Securities and Exchange Commission, including Teknova’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof. Teknova disclaims any obligation to update these forward-looking statements, except as required by applicable law.

Contacts:

Investor Contact

Matt Lowell

Chief Financial Officer

matt.lowell@teknova.com

+1 831-637-1100

Media Contact

Jennifer Henry

Senior Vice President, Marketing

jenn.henry@teknova.com

+1 831-313-1259